                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 2001


                                busybox.com, inc.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                     001-15853                        94-3233035
           --------                     ---------                        ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)
         INCORPORATION)

       15113 SUNSET BLVD., SUITE 1
      PACIFIC PALISADES, CALIFORNIA                            90272
------------------------------------------                --------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 459-9015




                                 NOT APPLICABLE
        ---------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.     OTHER EVENTS.

            On February 17, 2001, busybox.com, inc. (the "Company" or "Busybox") entered into an Image Representation Agreement and an Option Agreement with VideoState, Inc., a Delaware corporation and wholly-owned subsidiary of Convergence Holdings plc ("Videostate"). Pursuant to the Image Representation Agreement, Busybox has granted certain licenses to Videostate allowing for the marketing and distribution of busybox digital image content primarily in Europe and North America in exchange for rights to future royalty payments derived from the sublicensing or sale of the digital image content. Busybox will also digitize certain of Videostate's video imagery for inclusion in a web catalog and will host and maintain Videostate's website, which will be based on the design and format of Busybox's website.

            Busybox and Videostate also executed an Option Agreement providing Videostate with an option to purchase up to all or substantially all of the assets of Busybox in exchange for $3.8 million, $800,000 of which will be paid in cash and $3,000,000 of which will be paid in shares of Convergence Holdings plc, which are traded on the London Stock Exchange's Alternative Investment Market (AIM). The terms of the sale of assets are subject to the successful negotiation of an Asset Purchase Agreement and to certain other conditions including due diligence, the approval of shareholders of Busybox, the negotiation and execution by Videostate of service agreements with Rob Sherman and other key employees of Busybox and Videostate's ability to obtain any required financing.

            Upon the consummation of the asset sale, the Company's video clip assets, including Busybox's content archive, production and other equipment and related personnel resources, will be integrated into Videostate's business. Following the asset sale, Busybox will remain an entity independent from Videostate and Convergence Holdings plc and its securities will continue to be quoted under the symbols "BUSY" and "BUSYW".

ITEM 7.     FINAL STATEMENTS, PRO FORMA FINAL INFORMATION AND EXHIBITS.

            (c) Exhibits

                     Exhibit 99.1     Image Representation Agreement

                     Exhibit 99.2     Option Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BUSYBOX.COM, INC.


Date:  February 23, 2001
                                         By: /s/ JON M. BLOODWORTH
                                             -----------------------
                                                 Jon M. Bloodworth
                                                 Chief Executive Officer





                                       3